EXHIBIT 10.1
TENTH AMENDMENT TO LEASE AGREEMENT

THIS TENTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and executed this 19th day of September, 2016 by and between MAINSTREET CV NORTH 40, LLC, a Delaware limited liability company (“Landlord”) and CROSS COUNTRY HEALTH CARE, INC., a Delaware corporation (“Tenant”).

RECITALS

WHEREAS, Landlord, as successor in interest to Teachers Insurance and Annuity  Association of America, for the benefit of its Separate Real Estate Account (“TIAA”), a New York corporation, successor in interest to Fairfax Boca 92, L.P., a Georgia limited partnership ("Fairfax"), and Tenant are parties to that certain Lease Agreement dated November 22, 1999 (the "Original Lease") originally between Fairfax and Medical Staffing Network, Inc., a Delaware corporation ("MSN"), as tenant, predecessor in interest to Medical Staffing Network Healthcare, LLC (“MSN Healthcare”), a Delaware limited liability company, predecessor in interest to Tenant, as amended by: (i) a Lease Amendment #1 dated as of July 31, 2001 between Fairfax and MSN; (ii) a Lease Amendment #2 dated as of March 20, 2012 between Fairfax and MSN; (iii) a Lease Amendment #3 dated as of May 14, 2002 between Fairfax and MSN, (iv) a Lease Amendment #4 dated as of December 13, 2002 between Fairfax and MSN; (v) a Lease Amendment #5 dated as of February ___, 2003 between Fairfax and MSN; (vi) as assigned by MSN to Assignor as part of an asset sale agreement which was approved by a final non-appealable order of the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division, in Case No. 10-29101-BKC-EPK 9 (which assignment was confirmed pursuant to a Confirmation of Assignment and Assumption of Lease Agreement dated effective as of September 27, 2010); (vii) as further amended by a Sixth Amendment to Lease Agreement dated as of October 2010 between Landlord and MSN Healthcare; (viii) by a Seventh Amendment to Lease Agreement dated March 1, 2011 between Landlord and MSN Healthcare; (ix) by an Eighth Amendment to Lease Agreement dated as of November 22, 2011 between Landlord and MSN Healthcare; (x) as assigned to Tenant by that certain Bill of Sale, Assignment and Assumption Agreement dated as of June 30, 2014 among MSN Holdco, LLC, a Delaware limited liability company, MSN Holding Company, Inc., a Delaware corporation, MSN Healthcare and Optimal Workforce Solutions, LLC, a Delaware limited liability company and Tenant; and (xi) as further amended by a Ninth Amendment to Lease Agreement, dated as of September 29, 2015 (collectively with the Original Lease, the "Lease").  The Lease concerns premises (the "Premises") consisting of 15,735 rentable square feet in the building located at 901 Yamato Road, Boca Raton, Florida 33431; and

WHEREAS, Tenant desires to enter into this Amendment to extend the Term of the Lease under the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Recitations and Definitions. The foregoing recitations of fact are true and correct and are incorporated herein by this reference. All capitalized terms contained in this Amendment shall have the meaning ascribed to them in the Lease unless otherwise defined herein.

2.Term. The Term of the Lease is hereby extended until February 28, 2017 (the “Extended Expiration Date”).

3.Base Rent. Commencing on January 1, 2017, and continuing through February 28, 2017 (the “Second Extended Term”), Tenant agrees to pay Landlord Base Rent for the Premises, plus applicable sales tax thereon, without demand, counter-claim or setoff, payable in equal monthly installments of $20,980.00 in advance commencing on the first day of the Second Extended Term and continuing until the Extended Expiration Date.

Notwithstanding the foregoing, Landlord shall abate Base Rent for the Premises for the month of January 2017 (the “Abatement Period”). In the event the Lease shall be terminated prior to the expiration of the full Second Extended Term, Tenant shall immediately pay to Landlord the then unamortized portion of Base Rent for the Abatement Period, together with any leasing commissions incurred by the Landlord relating to this Amendment, and ten percent (10%) per annum interest on all such sums. Tenant acknowledges that it shall be responsible for the payment of Additional Rent for the Premises during the Abatement Period. This provision shall survive the termination of the Lease.
4.Building Operating Expenses. Tenant shall continue to pay Additional Rent in accordance with Tenant’s pro rata share of Operating Expenses during the Second Extended Term.

5.No Other Modifications. Except as expressly set forth herein, all of the terms and conditions of the Lease, shall remain in full force and effect and shall apply to this Amendment. This Amendment embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein. This Amendment may be modified only by a written instrument executed by the parties hereto.

6.Brokerage. Each party represents as to itself that, except for Avison Young representing Landlord, the parties hereto have not dealt with any real estate broker, sales person or finder in connection with this transaction, and no other real estate broker initiated or participated in the negotiation of this transaction. Each party agrees to indemnify and hold harmless the other party from and against any liabilities (including, without limitation, reasonable attorneys’ fees and expenses) and claims for commissions and fees arising out of its breach of the foregoing representation.

7.Ratification of Lease. The undersigned parties hereby ratify and reaffirm their rights and obligations under the Lease as modified by this Amendment. In the event of a conflict or ambiguity between the Lease and this Amendment, the terms and provisions of this Amendment shall control. Landlord and Tenant each represent and warrant to the other: (i) that the execution and delivery of this Amendment has been fully authorized by all necessary corporate actions; (ii) that the person signing this Amendment has requisite authority to do so and the authority and power to bind the company of whose behalf they have signed; and (iii) that to the best of their knowledge and belief, this Amendment is valid, binding and legally enforceable in accordance with its terms. Each party hereby warrants and represents that, to the best of its knowledge: (w) as of the date hereof the parties have complied with all of the terms and conditions of the Lease; (x) Tenant has no right to any credit, claim, cause of action, offset or similar charge against Landlord or the Rent existing as of the date hereof; (y) neither party is in default of any of the terms or conditions of the Lease as of the date of this Amendment nor knows of any facts which, given the passage of time, would constitute a default by either party under the Lease; and (z) neither party has assigned any of its right, title and interest in, to and under the Lease to any other party. Each party further agrees to indemnify and hold the other party harmless from and against any and all claims losses, demands, liabilities, damages and expenses of any kind or nature whatsoever, including, without limitation, attorneys’ fees and costs paid or incurred in connection therewith at both trial and appellate levels, incurred or arising by reason of a breach or violation of any of the agreements, obligations, duties or representations and warranties of such party contained in this Amendment. Tenant and its successors and assigns hereby release, acquit, satisfy, and forever discharge Landlord and its employees, agents, officers, directors, shareholders, subsidiaries, affiliates, successors and assigns, from any and all actions, causes of action, claims, demands, rights, damages, costs, losses, expenses, occurrences and liabilities of any kind or nature whatsoever, both known and unknown, arising out of any matter, happening or thing, from the beginning of time and relating to the Lease, as amended hereby.

8.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument. A facsimile signature shall be deemed to constitute an original signature for the purposes of this Amendment

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first hereinabove written.

LANDLORD:

Signed, sealed and delivered

in the presence of: /s/ Tamar Jacobs Witness: Tamar Jacobs /s/ Stephanie Brito Witness: Stephanie Brito

MAINSTREET CV NORTH 40, LLC, a Delaware limited liability company

By: Mainstreet 40, Ltd, a Florida limited
   partnership, Manager
                     By: Mainstreet N40, Inc., a
      Florida corporation, General
      Partner

      By: /s/ Paul J. Kilgallon                                       Paul J. Kilgallon, President

TENANT:

CROSS COUNTY HEALTHCARE, INC., a Delaware corporation
/s/ Elizabeth M. Berrios Witness: Elizabeth M. Berrios /s/ Jerry Chico Witness: Jerry Chico	By: /s/ William J. Burns Name: William J. Burns Title: CFO